Exhibit 99.2

Attorneys at Law

45/F, K.Wah Centre, 1010 Huai Hai Road(M), Xu Hui District, Shanghai 200031, China

Telephone: (86-21) 5404-9930 Facsimile: (86-21) 5404-9931

July 24th, 2020

To: Wimi Hologram Cloud Inc.

offices of Sertus Incorporations (Cayman) Limited,

Sertus Incorporations (Cayman) Limited,

Sertus Chambers, Governors Square,

Suite#5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman,

Y1-1104, Cayman Islands

As representatives of Wimi Hologram Cloud Inc.

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of issuing this opinion, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) and as such are qualified to issue this opinion with respect to all laws, regulations, rules, judicial interpretations and other legislations of the PRC effective and publicly available as of the date hereof. We have acted as your PRC legal counsel in connection with (i) the proposed offering of up to 4,200,000 American Depositary Shares (the “ADSs”), representing 8,400,000 class B ordinary shares, US$0.0001 par value per share of Wimi Hologram Cloud Inc. (the “Company”) as set forth in the Underwriting Agreement (as defined below) and Company’s Registration Statement (as defined below) (the “Offering A”); (ii) the offering of the Company’s ADSs on the NASDAQ Global Market(the “Offering B”, collectively with Offering A, the “Offering”); and (iii) the Registration Statement.

In rendering this opinion, we have reviewed the Company’s Registration Statement, the Prospectus (as defined below), the Underwriting Agreement and the Deposit Agreement (as defined below). In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of the documents as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by competent national, provincial or local governmental regulatory or administrative authority, agency or commission in the PRC having jurisdiction over the relevant PRC Entities (as defined below), the Company and appropriate representatives of the Company. In delivering this opinion, we have made the following assumptions:

(a)	that the Underwriting Agreement and the Deposit Agreement is legal, valid, binding and enforceable in accordance with its respective governing laws in any and all respects;

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(b)	that any document submitted to us still exist, remain in full force and effect up to the date of this opinion and has not been revoked, amended, varied, cancelled or superseded by some other document or agreement or action;

(c)	that all documents submitted to us as originals are authentic and as copies conform to their respective originals and that the signatures, seals and chops on the documents submitted to us are genuine;

(d)	that all documents have been validly authorized, executed or delivered by all of the entities thereto other than the PRC Entities and such entities to the documents have full power and authority to enter into, and have duly executed and delivered such documents;

(e)	that all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under all documents submitted to us, the Underwriting Agreement, the Deposit Agreement and the Prospectus have been obtained or made, and are in full force and effect as of the date thereof; and

(f)	that any of the Underwriters (A) does not have any place or establishment in the PRC or has such a place or establishment in the PRC provided that there is no effective connection between the income received by any of the Underwriters in connection with the Offering or execution and performance of the Underwriting Agreement and such place or establishment in the PRC, and (B) has not furnished the securities and futures investment consultancy services which is subject to the permission of competent PRC government authorities, in the PRC directly or through its employees in connection with the Offering or the execution and performance of the Underwriting Agreement.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each document we have reviewed (including, without limitation, the truthfulness, accuracy and completeness of the representations and warranties of all parties to the Underwriting Agreement). Except to the extent expressly set forth herein or as we otherwise believe to be necessary to this opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Entities or the rendering of this opinion.

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This opinion is rendered on the basis of the PRC Laws effective as at the date hereof and there is no assurance that any of the PRC Laws will not be changed, amended, superseded or replaced in the immediate future or in the longer term with or without retroactive effect. The PRC Laws involve uncertainties in their interpretation and implementation, which are subject to the discretion of the Governmental Agencies or the PRC courts.

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission.
“Deposit Agreement”	means the deposit agreement among the Company, the Depositary and the holders and beneficial owners from time to time of American depositary receipts issued thereunder.
“Depositary”	means JPMorgan Chase Bank, N.A.
“Disclosure Package”	means the Prospectus and the other information, if any, stated in Schedule II to the Underwriting Agreement, all considered together.
“Government Agency” or “Government Agencies”

means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“Governmental Authorization”

means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the PRC Laws to be obtained from any Government Agency.

“Group Companies”	means the Company, the HK Subsidiary and the PRC Entities.
“HK Subsidiary”	means WiMi Hologram Cloud Limited, a company incorporated under the laws of Hong Kong and of which 100% equity interest is directly owned by the Company.
“Intellectual Property”	means trademarks, trade names, patent rights, copyrights, computer software, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights.

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“Material Adverse Effect”

means any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or could be reasonably expected to have a material and adverse effect upon (i) the conditions (financial or otherwise), business, properties or results of operations or prospects of the PRC Entities taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated under the Underwriting Agreement, the Deposit Agreement and the Prospectus.

“Material Contracts”	means the contracts listed in Annex E hereto.
“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, became effective on September 8, 2006 and were amended on June 22, 2009.

“PRC Subsidiaries”	means the PRC Subsidiaries as listed in Annex A, each of which is a company incorporated under the PRC laws.
“PRC Entities”	means the PRC Subsidiaries, the VIE (as defined below) and its subsidiaries, collectively as listed in Annex A.
“PRC Laws”	means any and all laws, regulations, statues, rules, orders, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.
“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.
“Registration Statement”

means the Company’s registration statement on Form F-1, including all amendments or supplements there to, filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

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“SAFE Rules”

means the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles issued by the State Administration of Foreign Exchange (“SAFE”) of the PRC on July 14, 2014 and related rules and regulations.

“SAMR”	means the State Administration for Market Regulation or its local counterpart in the PRC, which is the successor of the State Administration for Industry and Commerce or its local counterpart in the PRC.
“Principal Beneficial Owners”	means Mr. ZHAO Jie.
“Underwriting Agreement”	means the underwriting agreement entered into by an among the Company and the representatives of the several underwriters named therein.
“Underwriters”	means the underwriters set forth in Schedule I to the Underwriting Agreement.
“Variable Interest Entity”, “VIE” or “Beijing Wimi”	means Beijing Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)

“VIE Contracts”	means the agreements listed in Annex B hereto.

Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein as well as any matter not disclosed to us, we are of the opinions that on the date hereof:

1.	Each of the PRC Entities has been duly organized and is validly existing as a foreign invested enterprise or PRC domestic company with limited liability and full legal person status under the PRC Laws. As of the date of this opinion, the Company does not own, control or have interests in any PRC entity other than the PRC Entities. Each of the PRC Entities is in good standing under the PRC Laws. Each PRC branch has been duly incorporated and is validly existing.

2.	The business license and articles of association of each of the PRC Entities comply with the requirements of the PRC Laws and are in full force and effect. The registered capital of each PRC Entities has been duly paid or subscribed for in accordance with respective articles of association as amended from time to time and the relevant PRC Laws.

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3.	To the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has taken any action nor has any steps been taken or legal, governmental or administrative proceedings been commenced or, to the best of our knowledge after due and reasonable inquiries, threatened for the winding up, dissolution, bankruptcy or liquidation, or for the appointment of a liquidation committee or similar officers in respect of any of the PRC Entities or its assets, or for the suspension, withdrawal, revocation or cancellation of any of the business licenses of the respective PRC Entities.

The corporate structure of the Company (including the shareholding structure of each of the PRC Subsidiaries) as described in the Prospectus complies with all applicable PRC Laws currently in effect, and does not violate, breach, contravene, circumvent or otherwise conflict with any applicable PRC Laws currently in effect. The descriptions of the corporate structure of the PRC Entities and the VIE Contracts set forth in the "Corporate History and Structure" section and the "Related Party Transactions" section of the Prospectus are true, accurate and nothing has been omitted from such description which would make the same misleading. There is no other agreement, contract or other document relating to the corporate structure of the PRC Entities which has not been disclosed in the Registration statement and the Prospectus. The transactions of acquisition and restructuring involving the PRC Entities as described in "Corporate History and Structure" section and the "Related Party Transactions" section of the Prospectus have not been in any violation of, and will not result in any violation of, the PRC Laws currently in effect. No Government Authorization or any other necessary steps required under the PRC Laws other than those already obtained is required under the PRC Laws for the establishment of such corporate structure.

4.	The equity interests in each of the PRC Entities are legally and validly owned by the entities in the percentages set forth in Annex A hereto after the name of such PRC Entity. All Governmental Authorizations required for the ownership of equity interests in each of the PRC Entities by each of its shareholders as set forth in Annex A hereto have been obtained by the relevant shareholders or such PRC Entity and are in full force and effect.

5.	To the best of our knowledge after due and reasonable inquiries, except as otherwise disclosed in the Prospectus, all of the equity interests of each of the PRC Entities are free and clear of all liens, charges or any other encumbrances, pledges, security interests, equities or claims or any third-party rights and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Entities.

6.	Except as otherwise disclosed in the Prospectus, each of the PRC Entities has obtained all necessary Governmental Authorizations for it to own, use, lease and operates its assets and to conduct its business in the manner as described in its business license and in the Prospectus, and (A) each of the PRC Entities is in compliance with the provisions of all such necessary Governmental Authorizations in all material respects; and (B) to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations currently held by the PRC Entities. Each of the PRC entities has full legal right, power and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Registration Statement and Prospectus and is duly qualified to transact business in PRC. No circumstances have arisen such that any of such Governmental Authorization may be revoked, suspended, cancelled or withdrawn or (where relevant) cannot be renewed upon its expiration date. The business as presently conducted by the PRC Entities and as provided in the Registration Statement and Prospectus is in compliance with all applicable PRC Laws in all material aspects and complies with its articles of association in effect and the business scope is in compliance with the applicable PRC Laws.

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7.	Except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities is in breach or violation of, or in default under, as the case may be, (A) its business license or articles of association; (B) any PRC Laws; (C) any decree, order or judgment of any Governmental Agency or PRC court binding on any of the PRC Entities; or (D) any provision of the contracts set forth in Annex E. Except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, None of the PRC Entities is in breach or violation of or in default under (i) any outstanding bank loan or credit agreement governed by the PRC Laws nor has any event occurred which with notice, lapse of time, or both that are known to us would result in any breach of , or constitute default under or give the holder of any indebtedness to require the repurchase, redemption or repayment of all or part of such indebtedness, (ii) any material agreement or instrument to which any PRC Entities is a party or by which any of them may be bound or affected, that are known to us.

8.	To the best of our knowledge after due and reasonable inquiries and except as disclosed in the Prospectus, there are no legal, arbitral or governmental proceedings in progress or pending or, to which any of the PRC Entities is a party or of which any property of any PRC Entities located within the PRC is the subject which, insofar as PRC Laws are concerned, except such as would not individually or in aggregate, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Effect.

9.	Annex C hereto sets forth a true list of all material Intellectual Properties of the PRC Entities, which have been confirmed by the relevant Entity. (A) Each of the PRC Entities legally owns or has valid licenses in full force and effect or otherwise has the legal right to use the Intellectual Properties as set forth in Annex C; (B) except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, (i) none of the PRC Entities is infringing, misappropriating or violating any Intellectual Property of any third party in the PRC; and (ii) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope or restricting the use of any PRC Entity’s Intellectual Property in the PRC or alleging that any of the Group Companies infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property of others in the PRC, except such as would not, individually or in the aggregate, result in a Material Adverse Effect.

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10.	Each of the lease agreements as set forth in Annex D to which any of the PRC Entities is a party is duly executed by and legally binding and enforceable in accordance with their respective terms under PRC Laws and the leasehold interests of relevant PRC Entity are protected by such lease agreements for usage. To the best of our knowledge after due and reasonable inquiries, none of the PRC Entities owns, operates, manages or has any other right or interest in any other material real property of any kind, including owning any real property in the PRC, except as disclosed in Annex D. Each lessor of the leased offices has valid title to otherwise has the legal right to such leased properties.

11.	None of the PRC Entities is currently prohibited from paying any dividends on their equity interests. Except as disclosed in the Prospectus and subject to satisfaction or completion of applicable formalities under the PRC Laws in respect of foreign exchange, provision of applicable statutory reserves and deductions of the withholding tax, all dividends and other distributions declared and payable upon the equity interests of Beijing Wimi may under the PRC Laws be paid in Renminbi and freely converted into foreign currency and freely transferred out of the PRC without the necessity of obtaining any other Governmental Authorization and such dividends and other distributions are not subject to any other taxes or deductions in the PRC.

12.	Except as disclosed in the Prospectus, the Principal Beneficial Owners of the Company have fulfilled the foreign exchange registrations according to the SAFE Rules.

13.	Each of the PRC Entities has duly registered with the relevant PRC tax bureaus having jurisdiction over such PRC Entity, and to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has been investigated, claimed or penalized for any material PRC tax non-compliance.

14.	Except as otherwise disclosed in the Prospectus, (A) each of the PRC Entities is in compliance with all PRC Laws on labor and employment in all material respects; and (B) to the best of our knowledge after due and reasonable inquiries, no labor dispute with the employees of any of the PRC Entities exists or is imminent or threatened, and there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency against any of the PRC Entities on labor or employment matters, except such as would not, individually or in the aggregate, result in a Material Adverse Effect. Core senior management officers have duly entered into employment contracts with PRC Entities respectively and that forms of the labor contract used by the PRC Entities are not in violation of the PRC Laws in any material respects.

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15.	Annex B hereto sets forth a true and correct list of the VIE Contracts among Beijing Wimi, the VIE and/or all shareholders of the VIE. Based on our understanding of the current PRC Laws, (A) the ownership structure of Beijing Wimi, the VIE and its subsidiaries set forth in Annex A, does not violate applicable PRC Laws currently in effect; (B) Except as disclosed in the Registration Statement and the Prospectus, each of the VIE Contracts is valid and legally binding upon each party to such agreement under the PRC Laws, and further (i) the effectiveness of the equity pledge under the Equity Interest Pledge Agreement is subject to the registration with SAMR; and (ii) the exercise of the call options under the Exclusive Purchase Agreement shall be approved, registered and/or filed by/with relevant Government Agencies, subject to any adjustment made to the PRC Law up to the date of such exercise; (C) the description of the summary of the VIE Contracts under the heading “VIE Contractual Arrangements” set forth in the “Our History and Corporate Structure” section and “Related Party Transactions” of the Prospectus, to the extent that it constitutes matters of PRC Laws, are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects; and (D) the execution, delivery and performance of each of the VIE Contracts do not (a) contravene the articles of association and business licenses of the PRC Entities that are parties to any of the VIE Contracts, (b) contravene any applicable PRC Laws, (c) to the best of our knowledge after due and reasonable inquiries, contravene any arbitration award or judgment, order or decree of any PRC court having jurisdiction over any of the PRC Entities, or (d) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any Material Contracts set forth in Annex E, and in the case of (b) and (c) above for such contravene, breach or violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for (i) the equity pledge registration with SAMR, (ii) the approval, registration and/or filing requirements for the exercise of the call options under the Exclusive Purchase Agreement mentioned above, no Governmental Authorizations are required under the PRC Laws currently in effect in connection with the execution, delivery or performance of each of the VIE Contracts. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC Laws governing the validity of the contractual arrangements mentioned herein, and there can be no assurance that the Government Agencies will take a view that is not contrary to or otherwise different from our opinion stated above. There are no further Governmental Authorizations are required under the PRC Laws in connection with the VIE Agreements or the performance of the terms thereof other than those already obtained.

16.	On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly promulgated the M&A Rules, which became effective on September 8, 2006, as amended on June 22, 2009. Based on our understanding of the PRC Laws, we are of the opinion that the approval by the CSRC is not required to be obtained for the Offering or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, including the deposit by the Company of ordinary shares with the Depositary and the issuance of the ADSs. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Government Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

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17.	To the best of our knowledge after due and reasonable inquiry, the statements in the Prospectus under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Our History and Corporate Structure”, “Business”, “Regulation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Related Party Transactions”, “Taxation”, and “Legal Matters” and elsewhere insofar, to the extent that such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true, accurate and correct in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

18.	The submission of the Company and the Principal Beneficial Owners under the Underwriting Agreement and (with respect to the Company only) the Deposit Agreement to the exclusive jurisdiction of any state or federal court in New York, New York (the “New York Courts”), the waiver by each of the Company and the Principal Beneficial Owners of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company and the Principal Beneficial Owners not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and Deposit Agreement be construed in accordance with and governed by the laws of the State of New York in each case do not contravene any PRC Laws currently in effect. Service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective, insofar as PRC Laws are concerned, to confer valid personal jurisdiction over the Company. Subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus, any judgment rendered by the New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement, as applicable, will be recognized and enforceable in PRC courts, subject to the requirements and public policy considerations as set forth in applicable provisions of the PRC Laws relating to the enforceability of foreign court judgments.

19.	Under the PRC Laws, none of Group Companies or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding and could not successfully interpose any such immunity as a defense to any legal action, suit or proceeding.

20.	Under PRC Laws, no holder of the ADSs or the ordinary shares who is not a PRC resident will be subject to any personal liability or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such ADSs or the ordinary shares. Except as otherwise disclosed in the “Risks Related to the ADSs and This Offering” Section of the Prospectus, there are no limitations under PRC Laws on the rights of holders of the ADSs or the ordinary shares who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the ADSs or the ordinary shares, provided that the holders of the ADSs not be deemed PRC residents as defined in applicable PRC Laws except for those relating to a transaction subject to the PRC anti-monopoly laws.

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21.	There are no reporting obligations to any Government Agency under PRC Laws on the holders of the ADSs or the ordinary shares by virtue only of the holding of such ADSs or the ordinary shares, provided that such holders shall not be deemed PRC residents as defined in applicable PRC Laws.

22.	The indemnification and contribution provisions set forth in Section 9 of the Underwriting Agreement and Section 15 of the Deposit Agreement do not contravene the PRC Laws and constitute the legal, valid and binding obligations, and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in PRC courts, it is not necessary that any such document be filed or recorded with any Government Agency or that any stamp or similar tax be paid on or in respect of any such documents.

23.	(A) the execution, delivery and performance by the Company of the Underwriting Agreement and Deposit Agreement, (B) the issuance and sale of the ADSs and the ordinary shares, (C) the deposit of the ordinary shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) consummation of the transactions contemplated by the Underwriting Agreement and Deposit Agreement, as applicable, do not result in any violation of the PRC Laws or provisions of the articles of association or business license of any of the PRC Entities. To the best of our knowledge after due and reasonable inquiries, (A) the execution, delivery and performance by the Company of the Underwriting Agreement and Deposit Agreement, (B) the issuance and sale of the ADSs and the ordinary shares, (C) the deposit of the ordinary shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) consummation of the transactions contemplated by the Underwriting Agreement and Deposit Agreement, as applicable, do not (i) result in any violation of any provision of Governmental Authorization or any judgments, order or decree of any Governmental Agency or PRC court binding on any of the PRC Entities; and (ii) result in any violation of any provision of the VIE Contracts set forth in Annex B or any of the Material Contracts to which any of the PRC Entities is a party.

24.	No Governmental Authorization is required to be obtained by the Company in connection with (A) the execution, delivery and performance of the Underwriting Agreement and Deposit Agreement, as applicable, (B) the offer, issuance and sale of the ADSs or the ordinary shares pursuant to the Underwriting Agreement and the Prospectus, (C) the deposit of the Ordinary Shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, as applicable.

To the best of our knowledge after due and reasonable inquiries, the application of the net proceeds to be received by the Company from the Offering as contemplated by the Prospectus does not and will not contravene (A) any provision of applicable PRC Laws, (B) any applicable articles of association of the PRC Entities; (C) any decree, order or judgment of any Governmental Agency or PRC court binding on any of the PRC Entities; and (D) any provision of the VIE Contracts set forth in Annex B or any of the Material Contracts to which any of the PRC Entities is a party. The application of the net proceeds to be received by the Company will not contravene the business license of each of the PRC Entities.

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25.	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or the Underwriters or the Depositary to the competent PRC tax authority in connection with (A) the issuance, sale and delivery of the ordinary shares and the ADSs; (B) the deposit of the Ordinary Shares with the Depositary or its nominee as contemplated under the Deposit Agreement, (C) the sale and delivery by the Company of the ADSs to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement, (D) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus, or (E) the execution and delivery of the Underwriting Agreement and the Deposit Agreement or the performance by any of the parties thereto of their respective obligations thereunder. Although we do not assume any responsibility for the truthfulness, accuracy, completeness or fairness of the statements contained in the Registration Statement, to the best of our knowledge after due and reasonable inquiry, nothing has come to our attention that causes us to believe that any part of the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included therein, as to which we express no opinion), as of its effective date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion), as of its issue date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; we have no reason to believe that the Disclosure Package (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion), as of the Applicable Time (as such term is defined in the Underwriting Agreement) or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

26.	Each of the Material Contracts to which any of the PRC Entities is a party constitutes a legal, valid and binding obligation of the applicable PRC Entities, enforceable against the applicable PRC Entities in accordance with its terms. To the best of our knowledge after due inquiry, the PRC Entities are not in default in the performance and observance of any Material Contracts.

27.	To the best of our knowledge after due and reasonable inquiries, the Company doesn’t have business-related insurance or disruption insurance for its operation and assets. The insurance policy of the Company is in compliance with applicable PRC Laws.

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28.	The Shareholding Entrustment Agreements entered into by and between the actual shareholder and the designated nominal shareholder respectively are legally constructed and have been validly authorized, executed by the signing parties to these agreements. There is no violation of the applicable PRC Laws in the execution of the Shareholding Entrustment Agreements.

29.	It is not necessary in order to enable the Underwriters to exercise or enforce their rights under the Underwriting Agreement in the PRC, or to enable the Depositary to exercise or enforce its rights under the Deposit Agreement in the PRC, or by reason of the entry into and/or the performance of the Underwriting Agreement and the Deposit Agreement, for the Underwriters or the Depositary to be licensed, qualified, authorized or entitled to do business in the PRC. The entry into, and performance or enforcement of each of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any Underwriter or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Laws by reason of entry into, performance or enforcement of the Underwriting Agreement or the Deposit Agreement (as applicable).

30.	Based upon and subject to the foregoing, we are of the opinion that, under current applicable PRC Laws, although the discussion set forth in the Registration Statement under the heading “Regulation on Taxation” and “Taxation-People’s Republic of China Taxation” does not purport to summarize all possible PRC tax considerations of the ownership and disposition of the ADSs or ordinary shares, such discussion constitutes, in all material respects, an accurate summary of the PRC tax consequences of the ownership and disposition of the ADSs and ordinary shares that are anticipated to be material to non-resident shareholders (including the ADS holders) pursuant to the Registration Statement, subject to the qualifications set forth in such discussion, and, to the extent that it sets forth any specific legal conclusion under PRC Laws, except as otherwise provided therein, it represents our opinion.

The foregoing opinions are strictly limited to matters of the PRC Laws. We assume no responsibility to advise you of facts, circumstances, events or developments that may be brought to our attention in future and that may alter, affect or modify the opinions expressed herein. We have not investigated, and we do not express or imply any opinion whatsoever with respect to the laws of any other jurisdiction, and we have assumed that no such other laws would affect the opinions stated herein.

This opinion is rendered to you and is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose other than as required by law or regulation and in connection with this Offering, or relied upon by anyone else.

Yours faithfully,

/s/ Jingtian & Gongcheng Shanghai Office

Jingtian & Gongcheng Shanghai Office

13

Annex A List of PRC Entities and Shareholding Information

	Full Name	Shareholder(s)	Percentage(s) of Equity Interests Owned
PRC Subsidiaries
1.	Beijing Hologram Wimi Cloud Internet Technology Co., Ltd. (北京全息微美云网络科技有限公司, the “WFOE”“Hologram Wimi Cloud”)	WiMi Hologram Cloud Limited	100%
VIE and its subsidiaries
2.	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司, “Beijing Wimi” or the “VIE”) （the previous name used was “Wimi Light Speed Capital Investment Management (Beijing) Co Ltd）(微美光速资本投资管理（北京）有限公司, hereafter referred to as “Wimi Light Speed”))	YAO Zhaohua(姚招华)	82.05%
		Xinjiang Shengshi Canjin Equity Investment Partnership (L.P.) (新疆盛世灿金股权投资合伙企业（有限合伙）)	10.46%
		Khorgos Guosheng Zhongxing Equity Investment Partnership (L.P.) (霍尔果斯国盛中兴股权投资合伙企业（有限合伙）)	2.00%
		Hangzhou Chuyuan Investment Partnership (L.P.)(杭州础元投资合伙企业（有限合伙）)	1.50%
		SONG Xiurong (宋秀荣)	1.00%
		Shenzhen Qianhai Shengshi Yujin Investment Enterprise (L.P.) (深圳前海盛世裕金投资企业（有限合伙）)	0.75%
		Shanghai Yingqu Yunlu Equity Investment Partnership (L.P.) (上海映趣云陆股权投资合伙企业（有限合伙）	0.75%
		Xinyu Jindinghui Investment Management Center (L.P.) (新余金鼎惠投资管理中心（有限合伙）)	0.75%
		WANG Haili(王海莉)	0.48%
		TANG Dan(汤丹)	0.15%
		ZHENG Yuhang(郑宇航)	0.12%
3.	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）(hereafter referred to as “Yidian Internet”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
4.	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司) (hereafter referred to as “Yitian Hulian”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
5.	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司) (hereafter referred to as “Kuxuanyou”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
6.	Shenzhen Duodianyunxi Technology Co.,Ltd（深圳市多点云息科技有限公司）( (hereafter referred to as “Duodianyunxi”)	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%
7.	Horgos Duodianwangluo Technology Co.,Ltd（霍尔果斯多点网络科技有限公司）(hereafter referred to as “Horgos Duodian”)	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%
8.	Kashi Duodianwangluo Technology Co.,Ltd（喀什多点网络科技有限公司）(hereafter referred to as “Kashi Duodian”)	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%

14

9.	Shenzhen Zhiyuntuxi Technology Co., Ltd（深圳市智云图息科技有限公司）(hereafter referred to as “Zhiyuntuxi”)	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%
10.	Shenzhen Qianhai Wangxin TechnologyCo., Ltd（深圳前海网新科技有限公司）(hereafter referred to as “Qianhai Wangxin”)	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
11.	Horgos Ersansan Technology Co., Ltd（霍尔果斯二三三科技有限公司）(hereafter referred to as “Horgos 233”)	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
12.	Shenzhen Yiyou Online Technology Co.,Ltd（深圳市亿游在线科技有限公司）(hereafter referred to as “Yiyou Online”)	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
13.	Wuhan Ersansan Huyu Technology Co., Ltd （武汉市二三三互娱科技有限公司）	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
14.	Shenzhen Yiyun Technology Co., Ltd（深圳市异云科技有限公司）(hereafter referred to as “Shenzhen Yiyun”)	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司)	100%
15.	ShenzhenYiruantianxia Technology Co., Ltd（深圳市移软天下科技有限公司）(hereafter referred to as “Yiruantianxia”)	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司)	100%

15

Annex B List of VIE Contracts

1.	Exclusive Service Agreement entered into by WFOE and the VIE on November 6,2018;

2.	Exclusive Purchase Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

3.	Exclusive Asset Purchase Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

4.	Power of Attorney entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

5.	Equity Interest Pledge Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018; and

6.	Commitment Letter by the spouse of each of the individual shareholders of the VIE on November 6,2018.

16

Annex C List of Intellectual Properties

Registered Trademarks

No.	Trademark	Registration No.	Duration	Applicant	Picture	Class	Status
1.	微美娱乐	21404930	10 years starts from 2018/01/21	Yian Internet一点网络		41	Valid
2.	IM·NET	23042042	10 years starts from 2018/05/14	Yitian Hulian易天互联		42	Valid
3.	IM·NET	23041695	10 years starts from 2018/05/14	Yitian Hulian易天互联		9	Valid
4.	IM·NET	23041636	10 years starts from 2018/02/28	Yitian Hulian易天互联		41	Valid
5.	好乐坞 HOLO WOW	27393054	10 years starts from 2018/12/28	Beijing Wimi微美云息		41	Valid
6.	大链	31715310	10 years starts from 2019/03/21	Qianhai Wangxin前海网新		41	Valid
7.	应用精灵	31714358	10 years starts from 2019/03/21	Qianhai Wangxin前海网新		35	Valid
8.	应用精灵	31710483	10 years starts from 2019/03/21	Qianhai Wangxin前海网新		9	Valid
9.	应用精灵	31707938	10 years starts from 2019/03/14	Qianhai Wangxin前海网新		42	Valid
10.	大链	31705981	10 years starts from 2019/03/21	Qianhai Wangxin前海网新		9	Valid

17

11.	应用精灵	31705918	10 years starts from 2019/3/21	Qianhai Wangxin前海网新	41	Valid
12.	图形	30578317	10 years starts from 2019/02/14	Qianhai Wangxin前海网新	41	Valid
13.	图形	30562863	10 years starts from 2019/02/14	Qianhai Wangxin前海网新	42	Valid
14.	图形	30559923	10 years starts from 2019/02/14	Qianhai Wangxin前海网新	9	Valid
15.	图形	30552696	10 years starts from 2019/02/14	Qianhai Wangxin前海网新	35	Valid
16.	茶杯游戏	26963385	10 years starts from 2018/12/21	Qianhai Wangxin前海网新	9	Valid
17.	茶杯游戏	26981641	10 years starts from 2019/01/07	Qianhai Wangxin前海网新	35	Valid
18.	茶杯游戏	26966133	10 years starts from 2019/01/07	Qianhai Wangxin前海网新	41	Valid

18

19.	WimiHologram	33805466	10 years starts from 2019/06/13	Beijing Wimi微美云息	35	Valid
20.	PP AKER	33221372	10 years starts from 2019/09/28	Yitian Hulian易天互联	42	Valid
21.	PP AKER	33215074	10 years starts from 2019/09/28	Yitian Hulian易天互联	35	Valid
22.	PP AKER	33215065	10 years starts from 2019/09/28	Yitian Hulian易天互联	9	Valid
23.	PP AKER	33210821	10 years starts from 2019/09/28	Yitian Hulian易天互联	41	Valid

19

Patent

No.	Issuance Date	Titleholder	Registration No.	Name	Type
1.	2019-07-26	Yidian Internet 一点网络	201710761764.6	The utility model relates to a combined mould pressing device used for laser hologram printing 一种用于激光全息图文印刷的组合式模压装置	invention patent
2.	2017-05-17	Yidian Internet 一点网络	201620996365.9	A reality enhancing mobile terminal一种增强现实移动终端	utility model
3.	2018-03-27	Yidian Internet 一点网络	201721096795.6	An automatic lifting hologram projector 一种可自动升降的全息投影器	utility model
4.	2018-03-27	Yidian Internet 一点网络	201721096793.7	An adjustable hologram projector dust proof device一种调节式全息投影防尘装置	utility model
5.	2018-03-27	Yidian Internet 一点网络	201721096459.1	A cleaning device for hologram screen 一种用于全息显示屏板的清洁装置	utility model
6.	2018-03-27	Yidian Internet 一点网络	201721096909.7	An easy-to-carry liquid storage tank with holographic anti-counterfeiting label 一种带有全息防伪标签的易携带储液罐	utility model
7.	2018-03-27	Yidian Internet 一点网络	201721096458.7	A new hologram projector wall 一种新型全息投影成像用多功能墙板	utility model
8.	2018-03-27	Yidian Internet 一点网络	201721096577.2	A fast installation hologram projector supporter 一种快速安装的全息投影支撑夹具	utility model
9.	2018-03-27	Yidian Internet 一点网络	201721096517.0	A portable state hologram device 一种便携式舞台全息成像设备	utility model
10.	2018-03-27	Yidian Internet 一点网络	201721096516.6	A holographic projector with high heat dissipation performance 一种具有高散热性能的全息投影机	utility model
11.	2018-03-27	Yidian Internet 一点网络	201721096576.8	A fixed bench for supporting a holographic illuminated flag 一种用于支撑全息照明式旗帜的固定台座	utility model
12.	2018-05-22	Yidian Internet 一点网络	201721096758.5	An internet hologram projecting tutorial displaying rack 一种网络全息投影教学用展示架	utility model

20

No.	Issuance Date	Titleholder	Registration No.	Name	Type
13.	2018-01-05	Yidian Internet 一点网络	201720608357.7	A hologram displaying cabin with adjustable height 一种高度可调节的全息展示柜	utility model
14.	2018-01-05	Yidian Internet 一点网络	201720615589.5	A hologram displaying cabin 一种全息展示柜	utility model
15.	2017-05-03	Yidian Internet 一点网络	201621047906.X	A reality enhancing experience stadium 一种增强现实体验馆	utility model
16.	2017-05-03	Beijing Wimi 微美云息	201620913025.5	A reality enhancing experience device 一种增强现实体验设备	utility model
17.	2017-02-01	Beijing Wimi 微美云息	201620909911.0	A moving belt for reality enhancing 一种适于增强现实中的移动带	utility model
18.	2017-05-03	Beijing Wimi 微美云息	201620910244.8	A reality enhancing walking device 一种增强现实行走装置	utility model
19.	2017-05-17	Beijing Wimi 微美云息	201620913088.0	An augmented reality body sense Holographic interactive chair 一种增强现实体感全息互动椅	utility model
20.	2017-05-03	Beijing Wimi 微美云息	201620913106.5	A kind of head-wearing augmented reality device 一种头戴增强现实装置	utility model
21.	2017-01-18	Beijing Wimi 微美云息	201620909891.7	A mobile terminal clamping mechanism for augmented reality devices 一种增强现实设备的移动终端夹持机构	utility model
22.	2017-01-18	Beijing Wimi 微美云息	201620909882.8	A volume control device for reality enhancing glass 一种增强现实眼镜的音量调节装置	utility model
23.	2017-02-15	Beijing Wimi 微美云息	201620910324.3	An anti-reflective augmented reality glasses 一种防反光增强现实眼镜	utility model
24.	2017-01-18	Beijing Wimi 微美云息	201620910318.8	An anti-Blu-ray augmented reality glasses 一种防蓝光增强现实眼镜	utility model
25.	2017-01-18	Beijing Wimi 微美云息	201620910290.8	A removable augmented reality spectacle 一种可拆卸的增强现实眼镜	utility model
26.	2017-06-16	Wimi Light speed 微美光速	201621045797.8	A virtual makeup desk 一种虚拟化妆台	utility model
27.	2017-05-13	Beijing Wimi 微美云息	201621044987.8	A virtual cloth try on device for malls 一种商场用虚拟试衣装置	utility model

21

No.	Issuance Date	Titleholder	Registration No.	Name	Type
28.	2017-05-17	Beijing Wimi 微美云息	201621044970.2	A reality enhancing game machine 一种增强现实游戏机	utility model
29.	2017-10-03	Wimi Light speed 微美光速	201621044988.2	A virtual experiment device 一种虚拟实验装置	utility model
30.	2017-04-26	Beijing Wimi 微美云息	201621045798.2	An action capture glove for augmented reality systems 一种用于增强现实系统的动作捕捉手套	utility model
31.	2017-03-15	Beijing Wimi 微美云息	201621047908.9	An augmented reality spectacle that can be opened and closed 一种可开合的增强现实眼镜	utility model
32.	2017-05-10	Beijing Wimi 微美云息	201621048180.1	A virtual hair cutting device 一种虚拟理发装置	utility model
33.	2017-05-17	Beijing Wimi 微美云息	201621047990.5	A reality enhancing boxing training device 一种增强现实拳击训练装置	utility model
34.	2017-05-03	Beijing Wimi 微美云息	201621062970.5	An intelligent helmet realityenhancing device 一种智能型头戴式增强现实装置	utility model
35.	2017-03-15	Beijing Wimi 微美云息	201621063357.5	A virtual shooting training device 一种虚拟射击训练装置	utility model
36.	2018-11-20	Beijing Wimi 微美云息	201820383697.9	A stabilizing device for LED hologram projecting cart 一种LED全息投影车稳定装置	utility model
37.	2018-11-20	Beijing Wimi 微美云息	201820384970.X	A portable hologram projecting displaying rack 一种便携式全息投影展示架	utility model
38.	2018-12-14	Beijing Wimi 微美云息	201820390274.X	A control device for hologram projecting stage lamp 一种全息投影舞台灯控制装置	utility model
39.	2018-12-14	Beijing Wimi 微美云息	201820390609.8	A height adjustment device fpr hologram ecological aquarium 一种全息生态鱼缸高度调节装置	utility model
40.	2018-10-12	Beijing Wimi 微美云息	201820397152.3	A hologram display screen installation structure 一种全息显示屏安装结构	utility model
41.	2018-10-23	Beijing Wimi 微美云息	201820397060.5	A hologram display dedicated transportation device 一种全息显示屏专用运输装置	utility model
42.	2018-10-26	Beijing Wimi 微美云息	201820397038.0	A dedicated pedestal for hologram printing machine 一种全息印刷机专用底座	utility model

22

No.	Issuance Date	Titleholder	Registration No.	Name	Type
43.	2018-09-21	Beijing Wimi 微美云息	201820383698.3	An adjustable hologram projecting displaying cabin 一种可调式全息投影展示柜	utility model
44.	2018-09-21	Beijing Wimi 微美云息	201820396396.X	A dedicated fixing rack for hologram displaying panel 一种全息显示面板专用固定架	utility model
45.	2018-09-21	Beijing Wimi 微美云息	201820390386.5	A holographic projector electrostatic eliminator 一种全息投影仪静电消除装置	utility model
46.	2019-2-15	Beijing Wimi 微美云息	201720918501.7	A turnover multi-function hologram displaying cabine 一种翻转式多功能全息展示柜	utility model
47.	2017-07-07	Wimi Light Speed 微美光速	201621063064.7	A virtual teaching device for orthopaedic specialty 一种骨科专业虚拟教学装置	utility model
48.	2017-06-16	Wimi Light speed 微美光速	201621104645.0	A omnidirectional swivel chair for augmented reality systems 一种用于增强现实系统的全向转椅	utility model
49.	2017-04-26	Wimi Light speed 微美光速	201621105094.X	A reality enhancing exercise device 一种增强现实健身装置	utility model
50.	2017-12-15	Wimi Light speed 微美光速	201720333650.7	A hologram projecting advertisement window 一种全息投影广告视窗	utility model
51.	2017-11-03	Wimi Light speed 微美光速	201720333661.5	A portable hologram projecting displaying rack 一种便携式全息投影展架	utility model
52.	2018-01-05	Wimi Light speed 微美光速	201720334676.3	A traffic light based hologram projecting 一种基于全息投影的交通灯	utility model
53.	2017-11-17	Wimi Light speed 微美光速	201720374585.2	A holographic anti-counterfeiting coating device 一种全息防伪涂布装置	utility model
54.	2018-01-05	Wimi Light speed 微美光速	201720407369.3	A hologram digital aimer 一种全息电子瞄准器	utility model
55.	2017-11-03	Wimi Light speed 微美光速	201720374938.9	A holographic photographic wristband 一种全息摄影腕带	utility model
56.	2018-01-19	Wimi Light speed 微美光速	201720407290.0	A holographic ecological cylinder 一种全息生态缸	utility model

23

No.	Issuance Date	Titleholder	Registration No.	Name	Type
57.	2017-11-21	Wimi Light speed 微美光速	201720478642.1	A holographic microporous anti-counterfeiting film 一张全息微孔防伪膜	utility model
58.	2017-11-10	Wimi Light speed 微美光速	201720374582.9	A wide-angle holographic photographic device 一种广角全息摄影装置	utility model
59.	2017-12-19	Wimi Light speed 微美光速	201720586064.3	A facial hologram scan device 一种脸部全息扫描装置	utility model
60.	2018-01-23	Wimi Light speed 微美光速	201720589628.9	A hologram scan device 一种全息扫描装置	utility model
61.	2017-12-19	Wimi Light speed 微美光速	201720591570.1	A wireless hologram headphone 一种无线全息耳机	utility model
62.	2018-03-27	Wimi Light speed 微美光速	201720589682.3	A holographic reflective film 一种全息反光膜	utility model
63.	2017-12-19	Wimi Light speed 微美光速	201720586060.5	A holographic Ray perspective device 一种全息射线透视装置	utility model
64.	2018-01-23	Beijing Wimi 微美云息	201720767828.9	Holographic Stereoscopic Lighting Box 全息立体灯箱	utility model
65.	2018-05-08	Beijing Wimi 微美云息	201720767812.8	Holographic Audio Experience Room 全息音响体验室	utility model
66.	2018-04-17	Beijing Wimi 微美云息	201720770346.9	A hologram virtual helmet device 全息虚拟头戴设备	utility model
67.	2018-01-19	Beijing Wimi 微美云息	201720778477.1	A new hologram multi-layers 一种新型全息多层片	utility model
68.	2018-01-05	Beijing Wimi 微美云息	201720762489.5	A water wall hologram device 一种水幕全息装置	utility model
69.	2018-03-27	Beijing Wimi 微美云息	201720762600.0	A holographic anti-counterfeiting box 一种全息防伪包装盒	utility model
70.	2018-03-27	Beijing Wimi 微美云息	201720762503.1	A high precision holographic graphic membrane 一种高精度全息图文膜	utility model
71.	2018-03-27	Beijing Wimi 微美云息	201720768574.2	An ultrasound hologram washing machine 一种超声波全息洗衣机	utility model
72.	2018-01-05	Beijing Wimi 微美云息	201720762554.4	A holographic imitation ecological cylinder 一种全息拟态生态缸	utility model
73.	2018-01-23	Beijing Wimi 微美云息	201720918487.0	A support fixing frame for outdoor holographic stereoscopic projection 一种室外全息立体投影用支撑固定架	utility model
74.	2018-03-27	Beijing Wimi 微美云息	201720918726.2	A multimedia holographic display system 一种多媒体全息展示系统	utility model

24

No.	Issuance Date	Titleholder	Registration No.	Name	Type
75.	2018-03-27	Beijing Wimi 微美云息	201720918568.0	A fixing device for hologram aimer 一种全息瞄准器用组合式固定装置	utility model
76.	2018-01-23	Beijing Wimi 微美云息	201720918498.9	A new portable hologram projecting device 一种便携式新型全息投影设备	utility model
77.	2018-04-17	Beijing Wimi 微美云息	201720918458.4	A holographic display panel processing and transportation placement Apparatus 一种全息显示面板加工运输用放置器具	utility model
78.	2018-03-27	Beijing Wimi 微美云息	201720918445.7	A portable 3D hologram display helmet device 一种方便携带的三维全息显示头戴设备	utility model
79.	2018-03-27	Beijing Wimi 微美云息	201720939419.2	An adjustable 3D hologram projecting displayer 一种调节式3D全息投影显示	utility model
80.	2017-03-29	Beijing Wimi 微美云息	201621062736.2	A 3D stereo lens structure 一种3D立体镜片结构	utility model
81.	2017-03-29	Beijing Wimi 微美云息	201621062654.8	A parallel light source generator for augmented reality 3D display device 一种增强现实3D显示装置的平行光源生成器	utility model
82.	2017-03-29	Beijing Wimi 微美云息	201621062655.2	A parallax board for viewing virtual reality images 一种观看虚拟现实影像的视差板	utility model
83.	2017-03-29	Beijing Wimi 微美云息	201621062625.1	A 3D stereoscopic surround structure with a single light source 一种单一光源的3D立体环绕结构	utility model
84.	2017-06-20	Beijing Wimi 微美云息	201621062740.9	A three-dimensional display device 一种三维立体展示装置	utility model
85.	2017-03-29	Beijing Wimi 微美云息	201621064759.7	Lighting structure of a 3D stereoscopic reflection effect 一种3D立体反射效果的照明结构	utility model
86.	2017-05-10	Beijing Wimi 微美云息	201621064860.2	A holographic bare eye 3D display system with optical vector space conversion method 一种光向量空间转换方式的全息裸眼3D显示系统	utility model

25

No.	Issuance Date	Titleholder	Registration No.	Name	Type
87.	2017-05-10	Beijing Wimi 微美云息	201621067328.6	A light source for a holographic projection device 一种全息投影装置的光源	utility model
88.	2017-05-10	Beijing Wimi 微美云息	201621079280.0	A reflecting hologram display system 一种反射式全息显示系统	utility model
89.	2017-06-20	Beijing Wimi 微美云息	201621422738.8	A helmet displayer for hologram system 一种用于全息系统的头戴显示器	utility model
90.	2018-01-19	Wimi Light speed 微美光速	201720662688.9	A portable reality enhancing glass 一种便携式增强现实眼镜	utility model
91.	2018-02-16	Wimi Light speed 微美光速	201720589681.9	A hologram radar 一种全息雷达	utility model
92.	2018-02-09	Beijing Wimi 微美云息	201720771691.4	Stereo Holographic Projection Sand Tray 立体全息投影沙盘	utility model
93.	2018-03-02	Beijing Wimi 微美云息	201720940079.5	An easy-to-disassemble and clean holographic projector adjustment Table seat 一种易拆卸清洁的全息投影仪调节台座	utility model
94.	2018-03-02	Beijing Wimi 微美云息	201720940693.1	A 3D projecting device for rooftop 一种室顶固接式全息3D投影器装置	utility model
95.	2018-07-06	Wimi Light speed 微美光速	201720589644.8	A holographic medical endoscope 一种全息医疗内窥镜	utility model
96.	2018-07-06	Wimi Light speed 微美光速	201720407833.9	A multi-function hologram interactive machine 一种多功能全息互动仪	utility model
97.	2018-07-06	Wimi Light speed 微美光速	201720585559.4	A kind of foot acupoint holographic interactive instrument 一种脚部穴位全息互动仪	utility model
98.	2017-02-15	Beijing Wimi 微美云息	201620996301.9	An easy applicable home reality enhancing device一种家用简易型增强现实设备	utility model
99.	2017-05-17	Beijing Wimi 微美云息	201621044461.X	A virtual class mobile device 一种虚拟课堂移动设备	utility model
100.	2017-02-09	Wimi Light speed 微美光速	201720640644.6	A reality enhancing human and machine interactive terminal 一种增强现实人机交互终端	utility model
101.	2018-03-20	Beijing Wimi 微美云息	201721085958.0	Holographic Reproduction Display System 全息再现显示系统	utility model

26

No.	Issuance Date	Titleholder	Registration No.	Name	Type
102.	2017-09-08	Beijing Wimi 微美云息	201621062651.4	A reality enhancing game chair 一种增强现实的游戏座椅	utility model
103.	2018-03-20	Beijing Wimi 微美云息	201720754212.8	A device for making three-dimensional holographic images based on two beams of light 基于两束物光制作三维全息影像的装置	utility model
104.	2018-03-20	Beijing Wimi 微美云息	201720754240.X	A device for making three-dimensional holographic images based on two beams of reference light 基于两束参考光制作三维全息影像的装置	utility model
105.	2018-03-20	Beijing Wimi 微美云息	201720899062.X	Wearable data collecting device for human body moving catching 人体动作捕捉的可穿戴式数据采集装置	utility model
106.	2018-03-20	Beijing Wimi 微美云息	201720900159.8	Hologram device system 全息装配系统	utility model
107.	2015-12-23	Kuxuanyou 酷炫游	201520576885.X	Treatment machine for head and neck based on long distance interactive technology基于远程交互技术的头颈部治疗仪	utility model
108.	2017-02-08	Kuxuanyou 酷炫游	201620612297.1	A humanoid face robot 一种拟人脸型机器人	utility model
109.	2017-04-19	Yidian Internet一点网络	201621185729.1	A multi-function hologram projector 一种多功能全息投影仪	utility model
110.	2017-08-25	Yidian Internet一点网络	201621480008.3	A hologram dressing room 一种全息试衣间	utility model
111.	2017-08-18	Yidian Internet一点网络	201621272786.3	A hologram projecting stage 一种全息投影舞台	utility model
112.	2017-09-15	Yidian Internet一点网络	201720172932.3	A holographic imaging synthesis device 一种全息影像合成装置	utility model
113.	2018-03-02	Dong Zhifeng董志峰	201720172933.8	A holographic Acupoint therapy instrument 一种全息穴位理疗仪	utility model
114.	2017-09-15	Yidian Internet一点网络	201720135587.6	A hologram advertisement light box 一种全息广告灯箱	utility model
115.	2017-09-08	Yidian Internet一点网络	201720172910.7	A decorative holographic projection relief image 一种装饰用全息投影浮雕像	utility model

27

No.	Issuance Date	Titleholder	Registration No.	Name	Type
116.	2017-09-15	Dong Zhifeng董志峰	201720180252.6	A hologram display cabin 一种全息展示柜	utility model
117.	2017-08-29	Yidian Internet一点网络	201720135859.2	A 360 degree hologram display table 一种360度全息展示台	utility model
118.	2017-09-01	Yidian Internet一点网络	201720172931.9	A hologram picture wall light 一种全息影像壁灯	utility model
119.	2017-08-25	Yidian Internet一点网络	201720135860.5	An LED hologram projecting cart 一种LED全息投影车	utility model
120.	2017-11-17	Yidian Internet一点网络	201720135649.3	A hologram projector 一种全息投影仪	utility model
121.	2017-09-26	Dong Zhifeng董志峰	201720187078.8	A holographic array display 一种全息阵列式显示屏	utility model
122.	2017-09-26	Yidian Internet一点网络	201720187088.1	An instant holographic reproduction device 一种即时全息再现装置	utility model
123.	2018-01-19	Yidian Internet一点网络	201720249720.0	A hologram interactive displaying table 一种全息互动展示台	utility model
124.	2017-10-27	Yidian Internet一点网络	201720252818.1	A holographic back-projection touch device 一种全息背投触摸装置	utility model
125.	2017-10-03	Yidian Internet一点网络	201720249719.8	A high precision hologram aimer 一种高精度全息瞄准镜	utility model
126.	2017-10-13	Yidian Internet一点网络	201720254631.5	A multi-layer hologram display device for stafe 一种舞台用多层次全息展示装置	utility model
127.	2019-08-16	Beijing Wimi 北京微美	201822179622.1	a holographic projector 一种全息投影装置	utility model
128.	2019-08-16	Beijing Wimi 北京微美	201822179934.2	a holographic projecting box一种全息投影盒	utility model
129.	2019-12-17	Beijing Wimi 北京微美	201920458314.4	a holographic display device that auto-clarify 全息显示自动清晰的装置	utility model
130.	2019-12-17	Beijing Wimi 北京微美	201920447200.X	Waveguide display device based on volume holographic multiplexing technology 基于体全息复用技术的波导显示装置	utility model
131.	2019-12-17	Beijing Wimi 北京微美	201822179686.1	a holographic display cabinet 一种全息展示柜	utility model
132.	2019-12-17	Beijing Wimi 北京微美	201920446358.5	Lens Reconstruction Device for volume holographic multiplexing 体全息复用的透镜再现装置	utility model

28

No.	Issuance Date	Titleholder	Registration No.	Name	Type
133.	2019-12-17	Beijing Wimi 北京微美	201920421096.7	Glass Transparent Stereo imaging device for optical holography 用于光学全息的玻璃透明立体成像装置	utility model
134.	2019-12-17	Beijing Wimi 北京微美	201920421099.0	Grating spectral imaging device for volume holography 体全息用的光栅光谱成像装置	utility model
135.	2019-12-17	Beijing Wimi 北京微美	201920447217.5	Projection device based on volume holographic multiplexing technology 基于体全息复用技术的投影装置	utility model
136.	2020-01-31	Beijing Wimi 北京微美	201920423435.5	Optical adjustment device based on optical holography 基于光学全息技术的光学调节装置	utility model
137.	2020-01-31	Beijing Wimi 北京微美	201920447198.6	An adjustable device for holographic display 全息显示可调节的装置	utility model
138.	2020-01-31	Beijing Wimi 北京微美	201920458313.X	A device for automatic calibration of holographic display 全息显示自动标定的装置	utility model
139.	2020-01-31	Hologram Wimi Cloud全息微美云	2019208263658	Optical holographic display device with adjustable angle角度可调的光学全息显示装置	utility model
140.	2020-01-31	Hologram Wimi Cloud全息微美云	201920825569X	Control device for omni-directional holographic display全方位全息显示用控制装置	utility model
141.	2020-01-31	Hologram Wimi Cloud全息微美云	2019208255401	Multiplexer based on volume holographic technology基于体全息技术的复用器	utility model
142.	2020-01-31	Hologram Wimi Cloud全息微美云	2019208255346	Coding device for volume holographic multiplexing体全息复用的编码装置	utility model
143.	2020-01-31	Hologram Wimi Cloud全息微美云	201920828062X	Grating for volume holographic multiplexing用于体全息复用的光栅	utility model
144.	2020-01-31	Hologram Wimi Cloud全息微美云	2019208280615	Volume holographic apparatus for optical illumination用于光学照明的体全息装置	utility model
145.	2020-02-04	Hologram Wimi Cloud全息微美云	2019208280564	Display device for volume holographic grating体全息光栅用的显示装置	utility model

29

No.	Issuance Date	Titleholder	Registration No.	Name	Type
146.	2020-01-31	Hologram Wimi Cloud全息微美云	201920828048X	Resolution device for volume holographic multiplexing体全息复用的分辨装置	utility model
147.	2020-01-31	Beijing Wimi微美云息	2019205755171	Pulsed laser processing apparatus for optical holography光学全息用的脉冲激光处理装置	utility model
148.	2020-01-31	Beijing Wimi微美云息	2019206301903	Processing Apparatus for imaging display of volume holography用于体全息的成像显示的处理装置	utility model
149.	2020-01-31	Beijing Wimi微美云息	2019206302107	Processing Apparatus for volume holographic imaging体全息成像用的处理装置	utility model
150.	2020-01-31	Beijing Wimi微美云息	2019206302126	MEMS micro-reflection processing device for volume holographic imaging用于体全息成像的MEMS微反射的处理装置	utility model
151.	2019-12-17	Beijing Wimi微美云息	2019205758042	Piezoelectric processing apparatus for optical holography光学全息用的压电处理装置	utility model
152.	2019-11-12	Beijing Wimi微美云息	201821944703X	The utility model relates to a holographic product detecting device一种全息制品检测装置	utility model
153.	2019-08-16	Beijing Wimi微美云息	2018217176599	Miniaturized volume holographic storage and identification system小型化体全息存储及识别系统	utility model
154.	2019-08-16	Beijing Wimi微美云息	2018217176601	A volume holographic image storage system一种体全息图像存储系统	utility model
155.	2019-08-16	Beijing Wimi微美云息	2018219447063	A holographic display device一种全息显示装置	utility model
156.	2019-08-16	Beijing Wimi微美云息	201821948585X	The utility model relates to a holographic image making device一种全息图像制作装置	utility model
157.	2019-07-16	Beijing Wimi微美云息	2018215457969	A laser automatic holographic recording system一种激光自动全息记录系统	utility model
158.	2019-07-16	Beijing Wimi微美云息	2018215487803	A holographic real-time imaging system一种全息实时成像系统	utility model
159.	2019-07-16	Beijing Wimi微美云息	2018215488967	A holographic measuring device for double-cured photopolymer一种双固化光致聚合物全息测试装置	utility model

30

No.	Issuance Date	Titleholder	Registration No.	Name	Type
160.	2019-07-16	Beijing Wimi微美云息	2018217146324	A volume hologram compression and storage system for digital data一种数字数据的体全息图压缩存储系统	utility model
161.	2020-01-31	Wimi Light speed 微美光速	2017101140648	A close-range three-dimensional holographic imaging device一种近距离三维全息成像装置	patent invention
162.	2020-4-10	Hologram Wimi Cloud 全息微美云	201921008154.X	The utility model relates to a reflector device used for a volume holographic image reflection system 一种用于体全息图像反射系统的反射镜设备	utility model
163.	2020-4-10	Hologram Wimi Cloud 全息微美云	201920825556.2	Interchangeable volume holographic multiplexer 便于更换的体全息复用器	utility model
164.	2020-4-10	Hologram Wimi Cloud 全息微美云	201920828047.5	A display adjusting device for volume holographic multiplexing 用于体全息复用的显示调节装置	utility model
165.	2020-4-10	Hologram Wimi Cloud 全息微美云	201921008135.7	A front-end camera based on augmented reality 一种基于增强现实技术的前端摄像机	utility model
166.	2020-4-10	Hologram Wimi Cloud 全息微美云	201921008138.0	A projection device based on volume holographic technology 一种基于体全息技术的投影设备	utility model
167.	2020-4-10	Hologram Wimi Cloud 全息微美云	201921008804.0	A sensor based on optical holographic display 一种基于光学全息显示的传感器	utility model
168.	2020-4-10	Hologram Wimi Cloud 全息微美云	201921013688.1	A holographic projection screen applied to 3D volume holographic image display system 一种应用于3D体全息图像显示系统的全息投影幕	utility model
169.	2020-5-22	Hologram Wimi Cloud 全息微美云	201921007977.0	An LED electric fan based on holographic display 一种基于全息显示的LED电风扇	utility model
170.	2020-5-22	Hologram Wimi Cloud 全息微美云	201921008158.8	A rotating device for holographic display 一种全息显示用的旋转设备	utility model
171.	2020-5-22	Hologram Wimi Cloud 全息微美云	201921009030.3	The utility model relates to a volume holographic multiplex display device with lifting function 一种具有升降功能的体全息复用显示装置	utility model

31

No.	Issuance Date	Titleholder	Registration No.	Name	Type
172.	2020-5-22	Hologram Wimi Cloud 全息微美云	201921009032.2	An optical image display device based on volume holographic multiplexing 一种基于体全息复用的光学图像显示装置	utility model
173.	2020-3-27	Beijing Wimi 微美云息	201920423451.4	A grating recognition and synthesis device for volume holographic imaging 用于体全息成像的光栅识别合成装置	utility model
174.	2020-3-31	Beijing Wimi 微美云息	201920575505.9	Wave generating and processing apparatus for optical holography 光学全息用的波形发生处理装置	utility model
175.	2020-4-10	Beijing Wimi 微美云息	201920575802.3	Spatial filtering device based on optical holography 基于光学全息用的空间滤波处理装置	utility model
176.	2020-4-10	Beijing Wimi 微美云息	201920575805.7	Optical splitting device for optical holographic storage 光学全息存储用的分光处理装置	utility model
177.	2020-4-10	Beijing Wimi 微美云息	201920630208.X	A processing device for a kinescope for volume holographic imaging 用于体全息成像的体感摄像的处理装置	utility model
178.	2020-5-22	Yidian Internet一点网络	201921239547.1	A portable holographic optical display device 一种便携式全息光学显示装置	utility model
179.	2020-5-22	Yidian Internet一点网络	201921239554.1	An optical stereoscopic imaging device based on volume holographic multiplexing 一种基于体全息复用的光学立体成像装置	utility model
180.	2020-5-22	Yidian Internet一点网络	201921239754.7	The invention relates to a holographic advertising machine adopting volume holographic multiplexing technology 一种采用体全息复用技术的全息广告机	utility model
181.	2020-6-9	Yidian Internet一点网络	201921239548.6	A kind of intelligent glasses based on optical holography一种基于光学全息的智能眼镜	utility model
182.	2020-6-9	Yidian Internet一点网络	201921239552.2	A precious metal display device based on volume holographic technology 一种基于体全息技术的贵金属展示装置	utility model

32

No.	Issuance Date	Titleholder	Registration No.	Name	Type
183.	2020-6-9	Yidian Internet一点网络	201921239555.6	The utility model relates to an advertising machine adopting optical holographic technology 一种采用光学全息技术的广告机	utility model
184.	2020-6-9	Yidian Internet一点网络	201921239737.3	The utility model relates to a folding projection holographic screen device for a volume holographic projector 一种体全息投影机用的折叠式投影全息屏装置	utility model
185.	2020-6-9	Yidian Internet一点网络	201921239738.8	The invention relates to an optical rotatable device corresponding to a volume holographic advertising machine 一种体全息广告机对应的光学可旋转装置	utility model
186.	2020-6-9	Yidian Internet一点网络	201921239748.1	The invention relates to a volume holographic optical projector device 一种体全息光学投影机装置	utility model
187.	2020-6-9	Yidian Internet一点网络	201921239753.2	A rotatable optical display device using volume holographic multiplexing technology 一种采用体全息复用技术的可旋转光学显示装置	utility model

33

Software Copyright

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
1	Beijing Wimi 北京微美	全息机媒体展示外观效果软件系统	V1.0	2018SR942580	2018/11/26
2	Beijing Wimi 北京微美	公共场合全息机多媒体发布软件系统	V1.0	2018SR937579	2018/11/23
3	Beijing Wimi 北京微美	内容全息投射智能化平台	V1.0	2018SR939492	2018/11/23
4	Beijing Wimi 北京微美	投影机分段显示全息投影服务器软件系统	V1.0	2018SR936830	2018/11/22
5	Beijing Wimi 北京微美	家用办公迷你型全息投影软件系统	V1.0	2018SR936810	2018/11/22
6	Beijing Wimi 北京微美	全息AR虚拟车辆智能驾驶软件系统	V1.0	2018SR925616	2018/11/20
7	Beijing Wimi 北京微美	虚实结合全息投影产品宣传软件系统	V1.0	2018SR925699	2018/11/20
8	Beijing Wimi 北京微美	基于骨骼识别技术全息特效虚拟交互软件系统	V1.0	2018SR926014	2018/11/20
9	Beijing Wimi 北京微美	全息AR体验飞驰互动软件系统	V1.0	2018SR922597	2018/11/19
10	Beijing Wimi 北京微美	多组全息投影机无缝拼接显示软件系统	V1.0	2018SR926000	2018/11/20
11	Beijing Wimi 北京微美	室外大型产品发布全息投影展示软件系统	V1.0	2018SR921519	2018/11/19
12	Beijing Wimi 北京微美	高清全息投影多媒体软件	V1.0	2018SR897131	2018/11/9
13	Beijing Wimi 北京微美	装饰物立体展示全息成像软件系统	V1.0	2018SR894429	2018/11/8
14	Beijing Wimi 北京微美	全息投影交互式智能软件系统	V1.0	2018SR885949	2018/11/6
15	Beijing Wimi 北京微美	全息投影智能可触控软件系统	V1.0	2018SR885961	2018/11/6
16	Beijing Wimi 北京微美	多投影仪全息投影屏幕自动校准软件系统	V1.0	2018SR886461	2018/11/6
17	Beijing Wimi 北京微美	基于kinect深度识别技术拍照全息AR体验软件系统	V1.0	2018SR885645	2018/11/6
18	Beijing Wimi 北京微美	3D视觉效果实景全息投影软件系统	V1.0	2018SR885640	2018/11/6

34

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
19	Beijing Wimi 北京微美	全景展馆全息AR展示软件系统	V1.0	2018SR885781	2018/11/6
20	Beijing Wimi 北京微美	互动全息投影仪旋钮软件系统	V1.0	2018SR887706	2018/11/6
21	Beijing Wimi 北京微美	动感效果展示全息投影软件系统	V1.0	2018SR883348	2018/11/5
22	Beijing Wimi 北京微美	地面屏红外全息投影软件系统	V1.0	2018SR883363	2018/11/5
23	Beijing Wimi 北京微美	虚拟现实古诗词教学演示系统	V1.0	2016SR344098	2016/11/28
24	Beijing Wimi 北京微美	虚拟现实植物生长教学软件	V1.0	2016SR344097	2016/11/28
25	Beijing Wimi 北京微美	虚拟现实城市建筑规划仿真平台	V1.0	2016SR328455	2016/11/14
26	Beijing Wimi 北京微美	虚拟现实城市道路交通仿真平台	V1.0	2016SR328851	2016/11/14
27	Beijing Wimi 北京微美	虚拟现实设备管理系统	V1.0	2016SR328831	2016/11/14
28	Beijing Wimi 北京微美	虚拟现实小学课堂情景教学辅助软件	V1.0	2016SR322171	2016/11/8
29	Beijing Wimi 北京微美	虚拟现实网络防火墙控制系统	V1.0	2016SR321940	2016/11/8
30	Beijing Wimi 北京微美	虚拟现实健身教学系统	V1.0	2016SR321864	2016/11/8
31	Beijing Wimi 北京微美	虚拟现实校园管理软件	V1.0	2016SR321861	2016/11/8
32	Beijing Wimi 北京微美	虚拟现实档案查询系统	V1.0	2016SR321925	2016/11/8
33	Beijing Wimi 北京微美	虚拟现实车辆驾驶系统	V1.0	2016SR313883	2016/11/1
34	Beijing Wimi 北京微美	虚拟现实环境仿真展示系统	V1.0	2016SR313995	2016/11/1
35	Beijing Wimi 北京微美	虚拟现实中医养生在线观看系统	V1.0	2016SR313989	2016/11/1
36	Beijing Wimi 北京微美	虚拟现实教学演示系统	V1.0	2016SR314664	2016/11/1
37	Beijing Wimi 北京微美	虚拟现实历史模拟演示系统	V1.0	2016SR314584	2016/11/1
38	Beijing Wimi 北京微美	虚拟现实厨艺在线教学系统	V1.0	2016SR303240	2016/10/24

35

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
39	Beijing Wimi 北京微美	虚拟现实消防应急模拟系统	V1.0	2016SR304212	2016/10/24
40	Beijing Wimi 北京微美	虚拟现实人体构造模拟及教学系统	V1.0	2016SR303459	2016/10/24
41	Beijing Wimi 北京微美	虚拟现实经典名著视频在线观看系统	V1.0	2016SR303246	2016/10/24
42	Beijing Wimi 北京微美	虚拟现实自然灾害模拟仿真系统	V1.0	2016SR302616	2016/10/24
43	Beijing Wimi 北京微美	虚拟现实武术在线教学系统	V1.0	2016SR291891	2016/10/13
44	Beijing Wimi 北京微美	虚拟现实名师课堂在线体验系统	V1.0	2016SR291903	2016/10/13
45	Beijing Wimi 北京微美	虚拟现实室内装潢设计展示体验系统	V1.0	2016SR291853	2016/10/13
46	Beijing Wimi 北京微美	虚拟现实景点在线观光介绍仿真平台系统	V1.0	2016SR291720	2016/10/13
47	Beijing Wimi 北京微美	虚拟现实天体运行全景仿真系统	V1.0	2016SR291897	2016/10/13
48	Beijing Wimi 北京微美	虚拟现实图书馆阅读平台	V1.0	2016SR288588	2016/10/11
49	Beijing Wimi 北京微美	虚拟现实热带雨林生物仿真系统	V1.0	2016SR283765	2016/10/8
50	Beijing Wimi 北京微美	虚拟现实海底世界全景仿真系统	V1.0	2016SR283748	2016/10/8
51	Beijing Wimi 北京微美	虚拟现实自然水循环演示教学系统	V1.0	2016SR283095	2016/10/8
52	Beijing Wimi 北京微美	虚拟现实演唱会在线体验系统	V1.0	2016SR283928	2016/10/8
53	Yitian Hulian易天互联	懒猫街机捕鱼游戏软件	V1.0	2018SR241587	2018/4/10
54	Yitian Hulian 易天互联	街机钻石捕鱼游戏软件	V1.0	2018SR241582	2018/4/10
55	Yitian Hulian 易天互联	应用精灵软件	V1.0	2016SR222772	2016/8/17
56	Yitian Hulian 易天互联	速羚浏览器手机软件	V1.0	2016SR220094	2016/8/16
57	Yitian Hulian 易天互联	移动CRM管家手机软件	V1.0	2016SR220065	2016/8/16
58	Yitian Hulian 易天互联	格斗龙虎门手机游戏软件	V1.0	2016SR220076	2016/8/16

36

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
59	Yitian Hulian 易天互联	imSdk移动广告平台	V1.0	2016SR219893	2016/8/16
60	Yitian Hulian 易天互联	猪迪克消消乐手机游戏软件	V1.0	2016SR005342	2016/1/8
61	Yitian Hulian 易天互联	亿优智能手环软件	V1.0	2015SR195275	2015/10/12
62	Yitian Hulian 易天互联	易天动感玩家商城软件	V1.0	2015SR162547	2015/8/21
63	Yitian Hulian 易天互联	高能战机之雷霆阻击手机游戏软件	V1.0	2019SR0354494	2019/04/19
64	Qianhai Wangxin 前海网新	古剑情缘游戏软件	V1.0	2019SR0054782	2019/1/16
65	Qianhai Wangxin 前海网新	龙吟天下游戏软件	V1.0	2019SR0027978	2019/1/9
66	Qianhai Wangxin 前海网新	逆战传说游戏软件	V1.0	2019SR0027933	2019/1/9
67	Qianhai Wangxin 前海网新	封神不演义游戏软件	V1.0	2019SR0027970	2019/1/9
68	Qianhai Wangxin 前海网新	魔武三国游戏软件	V1.0	2018SR960261	2018/11/29
69	Qianhai Wangxin 前海网新	AR MAKR内容制作平台	V1.0	2018SR885417	2018/11/6
70	Qianhai Wangxin 前海网新	群英三国游戏软件	V1.0	2018SR885420	2018/11/6
71	Qianhai Wangxin 前海网新	乱世群雄游戏软件	V1.0	2018SR841810	2018/10/23
72	Qianhai Wangxin 前海网新	星灵召唤游戏软件	V1.0	2018SR806497	2018/10/10
73	Qianhai Wangxin 前海网新	绝世无双游戏软件	V1.0	2018SR802632	2018/10/9
74	Qianhai Wangxin 前海网新	九天绝剑游戏软件	V1.0	2018SR802714	2018/10/9
75	Qianhai Wangxin 前海网新	万劫神魔录游戏软件	V1.0	2018SR803158	2018/10/9
76	Qianhai Wangxin 前海网新	万世情缘游戏软件	V1.0	2018SR803156	2018/10/9
77	Qianhai Wangxin 前海网新	233游戏软件	V1.0	2018SR804857	2018/10/9
78	Qianhai Wangxin 前海网新	创世王者游戏软件	V1.0	2018SR659933	2018/8/17

37

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
79	Qianhai Wangxin 前海网新	天山剑灵游戏软件	V1.0	2018SR659926	2018/8/17
80	Qianhai Wangxin 前海网新	圣世风云游戏软件	V1.0	2018SR658980	2018/8/17
81	Qianhai Wangxin 前海网新	暗龙觉醒游戏软件	V1.0	2018SR505805	2018/7/2
82	Qianhai Wangxin 前海网新	eyo区块链应用平台	V1.0	2018SR481455	2018/6/25
83	Qianhai Wangxin 前海网新	eyo区块链虚拟数字资产交易平台	V1.0	2018SR481402	2018/6/25
84	Qianhai Wangxin 前海网新	女神OL手机游戏软件	V1.0	2018SR418523	2018/6/5
85	Qianhai Wangxin 前海网新	幽冥圣域游戏软件	V1.0	2018SR415162	2018/6/4
86	Qianhai Wangxin 前海网新	无极神渊游戏软件	V1.0	2018SR414963	2018/6/4
87	Qianhai Wangxin 前海网新	万古千寻游戏软件	V1.0	2018SR365777	2018/5/22
88	Qianhai Wangxin 前海网新	战火狼烟游戏软件	V1.0	2018SR361340	2018/5/21
89	Qianhai Wangxin 前海网新	eyo游戏链平台	V1.0	2018SR360431	2018/5/21
90	Qianhai Wangxin 前海网新	一念修仙游戏软件	V1.0	2018SR362178	2018/5/21
91	Qianhai Wangxin 前海网新	萌幻仙穹游戏软件	V1.0	2018SR361092	2018/5/21
92	Qianhai Wangxin 前海网新	青绝剑游戏软件	V1.0	2018SR362062	2018/5/21
93	Qianhai Wangxin 前海网新	eyo广告链平台	V1.0	2018SR361347	2018/5/21
94	Qianhai Wangxin 前海网新	妖神传游戏软件	V1.0	2018SR362166	2018/5/21
95	Qianhai Wangxin 前海网新	天斩绝剑游戏软件	V1.0	2018SR362183	2018/5/21
96	Qianhai Wangxin 前海网新	233游戏安全收银台软件	V1.0	2017SR469374	2017/8/25
97	Qianhai Wangxin 前海网新	东方可儿之摩登学园游戏软件	V1.0	2017SR390439	2017/7/21
98	Qianhai Wangxin 前海网新	233手游软件	V1.0	2017SR382588	2017/7/19

38

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
99	Qianhai Wangxin 前海网新	黎明前夜VR游戏软件	V1.0	2017SR176522	2017/5/12
100	Qianhai Wangxin 前海网新	星际探索VR游戏软件	V1.0	2017SR168723	2017/5/9
101	Qianhai Wangxin 前海网新	《密室逃脱之精灵旅馆2》VR游戏软件	V1.0	2017SR168656	2017/5/9
102	Qianhai Wangxin 前海网新	疯狂炮炮兵游戏软件	V1.0	2017SR129593	2017/4/20
103	Qianhai Wangxin 前海网新	梦想总动员之勇闯梦境游戏软件	V1.0	2017SR128767	2017/4/20
104	Qianhai Wangxin 前海网新	暴走学园游戏软件	V1.0	2017SR111152	2017/4/12
105	Qianhai Wangxin 前海网新	少年佐罗游戏软件	V1.0	2017SR111031	2017/4/12
106	Qianhai Wangxin 前海网新	逃离恐龙岛VR游戏软件	V1.0	2017SR111183	2017/4/12
107	Qianhai Wangxin 前海网新	东方可儿摩登学园游戏软件	V1.0	2017SR573614	2017/1/1
108	Qianhai Wangxin 前海网新	三三潜江晃晃游戏软件	V1.0	2017SR469406	2017/1/1
109	Qianhai Wangxin 前海网新	VR游戏《密室逃脱之精灵旅馆》软件	V1.0	2016SR333048	2016/11/16
110	Qianhai Wangxin 前海网新	VR支付云平台	V1.0	2016SR306506	2016/10/25
111	Qianhai Wangxin 前海网新	荣誉归来VR游戏软件	V1.0	2016SR241935	2016/8/31
112	Qianhai Wangxin 前海网新	战魂无双游戏软件	V1.0	2016SR238188	2016/8/29
113	Qianhai Wangxin 前海网新	进击的战国游戏软件	V1.0	2016SR239153	2016/8/29
114	Qianhai Wangxin 前海网新	大咖捕鱼手机游戏软件	V1.0	2016SR165808	2016/7/4
115	Qianhai Wangxin 前海网新	六指剑诀游戏软件	V1.0	2019SR0366558	2019/04/22
116	Qianhai Wangxin 前海网新	么么三国游戏软件	V1.0	2019SR0366656	2019/04/22
117	Qianhai Wangxin 前海网新	万世雄主游戏软件	V1.0	2019SR0366634	2019/04/22
118	Qianhai Wangxin 前海网新	御龙传说游戏软件	V1.0	2019SR0083772	2019/1/24

39

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
119	Qianhai Wangxin 前海网新	挂机学园游戏软件	V1.0	2019SR0366618	2019/04/22
120	Qianhai Wangxin 前海网新	次世代:妖怪游戏软件	V1.0	2019SR0312445	2019/04/09
121	Qianhai Wangxin 前海网新	御灵师游戏软件	V1.0	2019SR0366645	2019/04/22
122	Qianhai Wangxin 前海网新	伏妖记游戏软件	V1.0	2019SR0083685	2019/1/24
123	Qianhai Wangxin 前海网新	神途软件	V1.0	2019SR0083689	2019/1/24
124	Qianhai Wangxin 前海网新	圣剑裁决游戏软件	V1.0	2019SR0309916	2019/04/08
125	Qianhai Wangxin 前海网新	水浒宫斗计游戏软件	V1.0	2019SR0312519	2019/04/09
126	Qianhai Wangxin 前海网新	皇家奇兵游戏软件	V1.0	2019SR0337752	2019/04/16
127	Qianhai Wangxin 前海网新	万剑封天游戏软件	V1.0	2019SR0314123	2019/04/09
128	Qianhai Wangxin 前海网新	屠龙封神游戏软件	V1.0	2019SR0314130	2019/04/09
129	Qianhai Wangxin 前海网新	剑荡乾坤游戏软件	V1.0	2019SR0083695	2019/1/24
130	Qianhai Wangxin 前海网新	千秋霸业游戏软件	V1.0	2019SR0337743	2019/04/16
131	Qianhai Wangxin 前海网新	萌消乐西游游戏软件	V1.0	2019SR0337737	2019/04/16
132	Qianhai Wangxin 前海网新	233神途软件	V1.0	2019SR0085131	2019/1/24
133	Qianhai Wangxin 前海网新	西游情缘游戏软件	V1.0	2019SR0309915	2019/04/08
134	Horgos 233 霍尔果斯二三三	生存大作战游戏软件	V1.0	2018SR125171	2018/2/26
135	Yidian Internet 一点网络	《全息宝》APP软件	V1.0	2018SR944234	2018/11/26
136	Yidian Internet 一点网络	今日段子软件	V1.0	2018SR065430	2018/1/26
137	Yidian Internet 一点网络	柔云吃货交流聊天软件	V1.0	2017SR709504	2017/12/20
138	Yidian Internet 一点网络	柔云厨艺社交软件	V1.0	2017SR709507	2017/12/20

40

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
139	Yidian Internet 一点网络	柔云爱活动社交软件	V1.0	2017SR709508	2017/12/20
140	Yidian Internet 一点网络	柔云俱乐部社交软件	V1.0	2017SR709474	2017/12/20
141	Yidian Internet 一点网络	柔云粉丝交流聊天软件	V1.0	2017SR709489	2017/12/20
142	Yidian Internet 一点网络	柔云招聘交流软件	V1.0	2017SR709484	2017/12/20
143	Yidian Internet 一点网络	柔云周末活动俱乐部软件	V1.0	2017SR709491	2017/12/20
144	Yidian Internet 一点网络	柔云摄影俱乐部聊天软件	V1.0	2017SR709499	2017/12/20
145	Yidian Internet 一点网络	柔云母婴交流聊天软件	V1.0	2017SR709479	2017/12/20
146	Yidian Internet 一点网络	柔云游戏达人聊天软件	V1.0	2017SR709493	2017/12/20
147	Yidian Internet 一点网络	柔云旅游伙伴社交软件	V1.0	2017SR709481	2017/12/20
148	Yidian Internet 一点网络	柔云爱聊天社交软件	V1.0	2017SR709503	2017/12/20
149	Yidian Internet 一点网络	柔云宠物养成交流软件	V1.0	2017SR709509	2017/12/20
150	Yidian Internet 一点网络	柔云车友社交聊天软件	V1.0	2017SR709501	2017/12/20
151	Yidian Internet 一点网络	柔云中医养生交流软件	V1.0	2017SR709486	2017/12/20
152	Yidian Internet 一点网络	柔云影评交流软件	V1.0	2017SR709495	2017/12/20
153	Yidian Internet 一点网络	柔云附近人社交聊天软件	V1.0	2017SR709477	2017/12/20
154	Yidian Internet 一点网络	柔云直播视频社交软件	V1.0	2017SR709488	2017/12/20
155	Yidian Internet 一点网络	柔云育儿交流聊天软件	V1.0	2017SR709485	2017/12/20
156	Yidian Internet 一点网络	柔云英语考试交流聊天软件	V1.0	2017SR709497	2017/12/20
157	Yidian Internet 一点网络	存吧软件	V1.0	2016SR117006	2016/5/24
158	Yidian Internet 一点网络	一点云广告平台软件	V1.0	2016SR117023	2016/5/24

41

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
159	Yidian Internet 一点网络	挖客生态展示平台	V1.0	2019SR0597083	2019/6/11
160	Yidian Internet 一点网络	全息拍拍软件	V1.0	2016SR117009	2016/5/24
161	Duodianyunxi 多点云息	多点积分墙平台	V1.0	2018SR940048	2018/11/23
162	Duodianyunxi 多点云息	《多点头条》软件	V1.0	2018SR914403	2018/11/15
163	Duodianyunxi 多点云息	《推吧》软件	V1.0	2018SR914840	2018/11/15
164	Duodianyunxi 多点云息	《挖客》APP软件	V1.0	2018SR288851	2018/4/27
165	Duodianyunxi 多点云息	来啊APP软件	V1.0	2019SR1011370	2019/9/30
166	Kuxuanyou 酷炫游	虚拟现实屏幕3D立体显示系统	V1.0	2018SR859068	2018/10/26
167	Kuxuanyou 酷炫游	全息广告画面虚拟展示系统	V1.0	2018SR859771	2018/10/26
168	Kuxuanyou 酷炫游	VR体验虚拟视频墙展示系统	V1.0	2018SR847191	2018/10/24
169	Kuxuanyou 酷炫游	VR体验现场全息操控工具系统	V1.0	2018SR849096	2018/10/24
170	Kuxuanyou 酷炫游	基于AR3D全息广告系统	V1.0	2018SR847127	2018/10/24
171	Kuxuanyou 酷炫游	3D产品主题背景特效系统	V1.0	2018SR849086	2018/10/24
172	Kuxuanyou 酷炫游	基于沉浸式的虚拟现实设备（VR）中间件软件	V1.0	2018SR845475	2018/10/23
173	Kuxuanyou 酷炫游	酷炫全息广告平台	V1.0	2018SR845092	2018/10/23
174	Kuxuanyou 酷炫游	全息多媒体虚拟背景深度结合系统	V1.0	2018SR845136	2018/10/23
175	Kuxuanyou 酷炫游	全息投影多媒体系统	V1.0	2018SR846170	2018/10/23
176	Kuxuanyou 酷炫游	酷炫VR虚拟视频系统	V1.0	2018SR845086	2018/10/23
177	Kuxuanyou 酷炫游	治成火柴人传说游戏软件	V1.0	2018SR095258	2018/2/6
178	Kuxuanyou 酷炫游	少数派天天跑吧休闲游戏软件	V1.0	2017SR000402	2017/1/3

42

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
179	Kuxuanyou 酷炫游	酷玩手机游戏软件	V1.0	2016SR380290	2016/12/19
180	Kuxuanyou 酷炫游	超级捕鱼先生手机游戏软件	V1.0	2016SR356743	2016/12/6
181	Kuxuanyou 酷炫游	酷炫游3D摩托-极速挑战游戏软件	V1.0	2015SR249198	2015/12/8
182	Kuxuanyou 酷炫游	酷炫游影子杀手游戏软件	V1.0	2015SR247214	2015/12/7
183	Kuxuanyou 酷炫游	酷炫游雀神麻将游戏软件	V1.0	2015SR247477	2015/12/7
184	Kuxuanyou 酷炫游	酷炫游火爆极速骑行游戏软件	V1.0	2015SR247470	2015/12/7
185	Kuxuanyou 酷炫游	酷炫游雀龙门-血战到底游戏软件	V1.0	2015SR247200	2015/12/7
186	Kuxuanyou 酷炫游	酷炫游王牌AAA游戏软件	V1.0	2015SR247210	2015/12/7
187	Kuxuanyou 酷炫游	酷炫游魔界纵横游戏软件	V1.0	2015SR223655	2015/11/16
188	Kuxuanyou 酷炫游	酷炫游潜伏！潜伏！游戏软件	V1.0	2015SR123399	2015/7/3
189	Kuxuanyou 酷炫游	酷炫游啪啪啪三张牌游戏软件	V1.0	2014SR153526	2014/10/15
190	Yiruantianxia 移软天下	隋唐游仙记手机游戏软件	V1.0	2016SR273056	2016/9/23
191	Yiruantianxia 移软天下	移软天下龙域武神游戏软件	V1.0	2016SR216721	2016/8/12
192	Yiruantianxia 移软天下	移软天下幻影修仙游戏软件	V1.0	2016SR206010	2016/8/4
193	Yiruantianxia 移软天下	移软天下魔道戮仙记游戏软件	V1.0	2016SR066726	2016/4/1
194	Horgos Shengyou 霍尔果斯晟游	见缝插针手机游戏软件	V1.0	2017SR578006	2017/1/1
195	Horgos Shengyou 霍尔果斯晟游	别踩白块手机游戏软件	V1.0	2017SR577924	2017/1/1
196	Shenzhen Yiyun 深圳异云	微云支付软件	V1.0	2018SR730813	2018/9/10
197	Shenzhen Yiyun 深圳异云	异云支付平台	V1.0	2018SR691247	2018/8/29
198	Beijing Wimi 微美云息	基于全息技术构建人脸核心特征图像提取系统	V1.0	2019SR0543008	2019/5/30

43

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
199	Beijing Wimi 微美云息	AI人脸识别3D云服务软件系统	V1.0	2019SR0538400	2019/5/29
200	Beijing Wimi 微美云息	基于人工智能的网络安全系统	V1.0	2019SR0538107	2019/5/29
201	Beijing Wimi 微美云息	人工智能互动英语教学课件软件系统	V1.0	2019SR0529078	2019/5/28
202	Beijing Wimi 微美云息	基于人工智能的家居环境控制系统	V1.0	2019SR0527868	2019/5/27
203	Beijing Wimi 微美云息	基于人工智能的驾驶操作体验系统	V1.0	2019SR0515274	2019/5/24
204	Beijing Wimi 微美云息	基于人工智能辅助通讯软件系统	V1.0	2019SR0500773	2019/5/22
205	Beijing Wimi 微美云息	全息+安全教育虚拟场景互动软件系统	V1.0	2019SR0497691	2019/5/22
206	Beijing Wimi 微美云息	基于全息技术植入人脸虚拟角色玩家互动软件系统	V1.0	2019SR0497913	2019/5/22
207	Beijing Wimi 微美云息	基于全息数字化的体验呈现组合拼接软件系统	V1.0	2019SR0499519	2019/5/22
208	Beijing Wimi 微美云息	基于增强现实的3D人脸模型展示行为状态分析系统	V1.0	2019SR0497907	2019/5/22
209	Beijing Wimi 微美云息	AI人脸识别3D人脸图片自动采集软件系统	V1.0	2019SR0500760	2019/5/22
210	Beijing Wimi 微美云息	基于增强现实（AR全息）技术人脸3D识别软件系统	V1.0	2019SR0494071	2019/5/21
211	Beijing Wimi 微美云息	基于全息技术人脸识别交互系统	V1.0	2019SR0480945	2019/5/17
212	Beijing Wimi 微美云息	基于人工智能的电梯安全监控软件系统	V1.0	2019SR0470748	2019/5/16
213	Beijing Wimi 微美云息	基于人脸检测和跟踪技术全息人脸识别智能终端系统	V1.0	2019SR0471327	2019/5/16
214	Beijing Wimi 微美云息	基于人工智能电话外呼系统	V1.0	2019SR0470763	2019/5/16
215	Beijing Wimi 微美云息	基于全息数字影像人脸合成会议通讯身份核验系统	V1.0	2019SR0468687	2019/5/15
216	Beijing Wimi 微美云息	基于全息技术虚拟人物和真实场景交互系统	V1.0	2019SR0468677	2019/5/15
217	Beijing Wimi 微美云息	基于数字全息图像再现技兴趣课堂教学软件系统	V1.0	2019SR0465021	2019/5/15
218	Hologram Wimi Cloud 全息微美云	基于人工智能技术的电子商务平台	V1.0	2019SR0544386	2019/5/30

44

No.	Titleholder	Software Name	Version	Registration No.	Registration Date
219	Hologram Wimi Cloud 全息微美云	人工智能远程医生问诊软件系统	V1.0	2019SR0508823	2019/5/23
220	Hologram Wimi Cloud 全息微美云	基于全息技术儿童教育兴趣提升训练软件平台	V1.0	2019SR0527880	2019/5/27
221	Hologram Wimi Cloud 全息微美云	基于全息技术数字化汽车虚拟化导航软件系统	V1.0	2019SR0527886	2019/5/27
222	Hologram Wimi Cloud 全息微美云	基于全息技术地理知识互动教育软件系统	V1.0	2019SR0528247	2019/5/27
223	Hologram Wimi Cloud 全息微美云	基于全息技术数字化合成人脸装载联网核查系统	V1.0	2019SR0530367	2019/5/28
224	Hologram Wimi Cloud 全息微美云	全息立体人脸识别呈像抓拍客户端软件系统	V1.0	2019SR0517533	2019/5/24
225	Hologram Wimi Cloud 全息微美云	基于增强现实和虚拟现实3D立体模型展示系统	V1.0	2019SR0513244	2019/5/24
226	Hologram Wimi Cloud 全息微美云	基于AI训练深度学习软件系统	V1.0	2019SR0513747	2019/5/24
227	Hologram Wimi Cloud 全息微美云	互联网计算机人工智能形象设计系统	V1.0	2019SR0500740	2019/5/22
228	Wimi Hologram Cloud 微美云息	虚拟维度和现实维度共同全息体验软件系统	V1.0	2018SR921946	2018/11/19
229	Wimi Hologram Cloud 微美云息	全息机媒体展示触碰全息体验软件系统	V1.0	2018SR921943	2018/11/19
230	Wimi Hologram Cloud 微美云息	全息机媒体展示人物动作虚拟软件系统	V1.0	2018SR922128	2018/11/19
231	Wimi Hologram Cloud 微美云息	全息投影多媒体显示旋转操作软件系统	V1.0	2018SR922260	2018/11/19
232	Wimi Hologram Cloud 微美云息	高新科技产品全息成像软件系统	V1.0	2018SR901334	2018/11/12
233	Wimi Hologram Cloud 微美云息	圆柱屏幕全息投影色彩调试软件系统	V1.0	2018SR886821	2018/11/06
234	Wimi Hologram Cloud 微美云息	发布会全息投影互动体验软件系统	V1.0	2018SR886924	2018/11/06
235	Wimi Hologram Cloud 微美云息	户外环境普及全息投影软件系统	V1.0	2018SR886843	2018/11/06
236	Yidian Internet 一点网络	柔云俱乐部社交软件	V1.0	2017SR709474	2017/12/20
237	Yitian Hulian 易天互联	亿优智能手环软件	V1.0	2015SR195275	2015/10/12

45

Domain Names

No.	Titleholder	Domain Name	Term
1.	Yidian Internet一点网络	quanxibao.com	2013-11-03 to 2022-11-03
2.	Yidian Internet一点网络	yeedian365.com	2015-12-23 to 2020-12-23
3.	Yidian Internet一点网络	www.holowoow.com	2017-11-03 to 2022-11-03
4.	Duodianyunxi 多点云息	duodiangame.com	2018-01-23 to 2021-01-23
5.	Duodianyunxi 多点云息	wake888.com	2018-09-30 to 2020-09-30
6.	Yitian Hulian 易天互联	appmaker.cc	2013-03-26 to 2023-03-26
7.	Yitian Hulian 易天互联	imnet.cn	2012-02-17 to 2021-02-17
8.	Qianhai Wangxin 前海网新	233yx.com	2016-08-03 to 2020-08-03
9.	Qianhai Wangxin 前海网新	eyofun.com	2015-10-19 to 2020-10-19
10.	Qianhai Wangxin 前海网新	233youxi.com	2017-08-21 to 2020-08-21
11.	Ku Xuanyou 酷炫游	kxygames.com	2015-08-08 to 2021-08-08
12.	Yiruantianxia 移软天下	eerichina.com	2016-09-26 to 2020-09-26
13.	Yidian Internet 一点网络	taoduobao888.com	2020-2-17 to 2021-2-17

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Annex D List of Rental Properties

No.	Location	Room	Lessor	Lessee	Usage	Lease Term	Rented area (m2)
1.	8F, No. 49 Badachu Road, Building No. 6, Shijingshan District, Beijing	816	Beijing Chuangyegongshe Investement Development Co Ltd	Wimi Hologram Cloud微美云息	Business and Operation	2020-03-16 to 2021-03-15	/
2.	Chegongmiao Tiananchuangxin Technology Square, Futian District, Shenzhen	A902-1	Li Xianzong	Kuxuanyou 酷炫游	Business and Operation	2020-03-08 to 2021-03-07	200
3.	Xiaozhuang No. 6, Chaoyang District, Beijing	101B, Building No. 2, 101A、103, Building No. 3	Beijing Yuanshengtianhong Property Managemetn Co Ltd	Yidian Internet Beijing Branch一点网络北京分公司	Business and Operation	2016-10-08 to 2021-10-07	701
4.	Zhixincun Building No. 1, 8F, Haidian District, Beijing	805-17	Beijing Xinxinmei Property Management Co Ltd	Hologram Wimi Cloud 全息微美云	Business and Operation	201-09-18 to 2020-09-17	30

47

Annex E List of Material Contracts

1.	Material Purchase Contract

No.	Name	Party (domestic entity of the issuer)	The Other Party	Main Content	Value (RMB)	Period
1	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Shenzhen Chuangmengtiandi Technology Co Ltd	Yidian Internet entrusts Shenzhen Chuangmengtiandi Technology Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2016.11.30-2017.11.29，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
2	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Beijing Hongruanxiechang Communication Technology Co Ltd	Yidian Internet entrusts Beijing Hongruanxiechang Communication Technology Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2017.05.31-2018.05.30，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
3	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Beijing Zancheng Technology Development Co Ltd	Yidian Internet entrusts Beijing Zancheng Technology to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2017.06.13-2018.06.12，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
4	Product Information Service Cooperation Agreement	Horgos Duodian Network Technology Co Ltd (Yidian Internet’s subsidiary)	Kashi Baisihulian Culture Media Co Ltd	Horgos Duodian Network Technology Co Ltd entrusts Kashi Baisihulian Culture Media Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2016.11.28-2017.11.27，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
5	Website Technology Support Service Agreement	Kuxuanyou（酷炫游）	Hainan Beidao Network Technology Co, Ltd	Provision of Website Technology Support Service	10% of user income	2020.6.22-2021.6.21, automatically renewed if no dispute

48

2.	Material Sales Contract

No.	Name	Party (domestic entity of the issuer)	The Other Party	Main Content	Value (RMB)	Period
1.	Hologram AR3D Marketing Service Cooperation Agreement	Yidian Internet一点网络	Diandianshidai (Beijing ) Technology Co Ltd	Diandianshidai (Beijing ) Technology Co Ltd uses Yidian Internet’s promoting platform including but not limited to offline hologram ad machine media and online AR3D hologram insert promoting channel, to promote its legally owned products, to make the clients install and use the products according to the promoted information	（not regulated）	From the signing date to when the obligations are fully performed
2.	Hologram AR3D Marketing Service Cooperation Agreement	Kashi Duodian喀什多点	Horgos Lechi Internet Technology Co Ltd	Horgos Lechi Internet Technology Co Ltd uses Kashi Duodian’s promoting platform including but not limited to offline hologram ad machine media and online AR3D hologram insert promoting channel, to promote its products and brands	According to monthly order value	2019.9.3-2020.9.2
3.	Hologram AR3D Marketing Service Cooperation Agreement	Kashi Duodian喀什多点	Wuxi Kuanshicaixun Information Technology Co Ltd	Wuxi Kuanshicaixun Information Technology Co Ltd uses Kashi Duodian’s promoting platform including but not limited to offline hologram ad machine media and online AR3D hologram insert promoting channel, to promote its products and brands	According to monthly order value	2019.8.6-2020.8.5
4.	Game Promotion Cooperation Agreement	Qianhai Wangxin 前海网新	Guangzhou Beite Information Technology Co., Ltd	Promotion of Guangzhou Beite Information Technology Co., Ltd’s games	Differentiate from game to game	2020.6.1-2021.5.31
5.	Promotion Service Cooperation Agreement	Kuxuanyou 酷炫游	Horgos Ruiming Information Technology Co., Ltd	Promotion and optimization service for Horgos Ruiming Information Technology Co., Ltd’s products	According to specific promotion service	2020.7.9-2021.7.8

49